TherapeuticsMD, Inc. 10-Q

Exhibit 10.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT

MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NO. 1 TO THE COMMERCIAL SUPPLY AGREEMENT BETWEEN

THERAPEUTICSMD, INC. AND CATALENT PHARMA SOLUTIONS, LLC

(Estradiol and Progesterone softgel capsules)

This Amendment No. 1 (the "First Amendment") by and between THERAPEUTICSMD, INC. ("TXMD") and CATALENT PHARMA SOLUTIONS, LLC ("CATALENT"), to the Agreement (as defined below), is made as of this 1st day of December, 2017 (the "First Amendment Effective Date"). TXMD and CATALENT are sometimes herein referred to individually as a "Party" and collectively as the "Parties".

Unless otherwise defined herein, capitalized terms used in this First Amendment shall have the meaning provided to such terms in the Agreement.

The following sets forth the background for this First Amendment:

WHEREAS, TXMD and CATALENT entered into that certain Commercial Supply Agreement, dated June 24, 2016 (the "Agreement"); and

WHEREAS, TXMD and CATALENT wish to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations set forth in this First Amendment, the Parties hereby agree as follows:

1.    The foregoing recitals are hereby incorporated into this First Amendment and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.    The following definitions shall be added to the Agreement.

"Qualification Conditions" shall mean that (A) each Access Fee Payment has been made by the earlier of (i) June 30, 2018 or (ii) within sixty (60) days of invoice date for such Access Fee Payment, (B) the Summary Report Payment is made within sixty (60) days of invoice for such payment, and (C) the Qualification Quote has not been terminated prior to completion of, or payment for, all Access Fee Payments and the Summary Report Payment listed in Section 3.1 of the Qualification Quote. For the avoidance of doubt, the Access Fee Payments do not include the Summary Report Payment.

"Access Fee Payment(s)" shall mean all Manufacturing Process Development Access Fee payments listed in Section 3.1 of the Qualification Quote and all costs, fees and expenses payable by Client pursuant to, or incurred by Client under, the Qualification Quote.

"Summary Report Payment" shall mean the payment listed in Section 3.1 of the Qualification Quote that is due upon completion of the Summary Report.

EXECUTION VERSION

"Qualification Quote" shall mean Quotation SPQ-TIZ-2310.00, between the Parties and dated as of October 19, 2017, and attached hereto as Attachment C.

3.       Section 4.1 shall be amended by adding the following sentence at the end of the section:

"If the Qualification Conditions have not been met, the Minimum Requirements set forth in Attachment B shall revert to the minimum amounts in place prior to the First Amendment Effective Date."

4.       The following language shall be added to the Agreement as Section 4.8:

"4.8 Additional Equipment. Subject to the terms of the Qualification Quote, Catalent shall procure, at its sole expense, any additional equipment required to ensure that it is capable of providing to Client [***] ([***]) softgels of Product (in the aggregate across all strengths) per Contract Year; provided, however, that such [***] ([***]) annual figure assumes that Purchase Orders for Product shall be spread out across the Contract Year."

5.       Section 7.2 of the Agreement is amended by replacing the following PPI calculation language:

"The initial base period for comparison shall be the twelve (12) month period ending on the date most closely preceding July 1, 2017, but which allows enough time for Catalent to provide to Client the notice required by this Section 7.2."

With the following language:

"The initial base period for comparison shall be the twelve (12) month period ending on the date most closely preceding the effective date of the first price increase, but which allows enough time for Catalent to provide to Client the notice required by this Section 7.2."

6.       Section 7.2 of the Agreement is amended by adding the following language at the end of the section:

"If the Qualification Conditions have been met, the first annual price adjustment shall be effective on July 1, 2018. If any Product is sold by Catalent to Client at the Unit Pricing set forth in Attachment B, and the Qualification Conditions are not met, then Catalent shall have the right to retroactively increase the Unit Pricing for Product, effective July 1, 2017, and invoice Client for any additional amounts that Client would have had to pay for such Product if the retroactively increased pricing had been in effect at the time of original invoice for such Product."

7.       The MINIMUM REQUIREMENT table in Attachment B of the Agreement is hereby deleted and replaced with the following:

EXECUTION VERSION

MINIMUM REQUIREMENT
Contract Year	Product	Minimum Requirement*
Contract Year 1	Across all three strengths	[***] Softgels
Contract Year 2	Across all three strengths	[***] Softgels
Contract Year 3	Across all three strengths	[***] Softgels
Contract Year 4	Across all three strengths	[***] Softgels
Contract Year 5	Across all three strengths	[***] Softgels
Each additional Contract Year	Across all three strengths	[***] Softgels

*Softgels shipped per Contract Year qualify towards the Minimum Requirement

8.       Exhibit 1 attached to this First Amendment shall be attached to the Agreement as Attachment C.

9.       This First Amendment shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed within such state as though made and to be fully performed therein without regard to conflict of laws principles.

10.   The Parties hereby agree that, except as expressly modified herein, all terms and provisions of the Agreement shall remain unmodified and in full force and effect.

11.   This First Amendment may be executed in facsimile counterparts, each of which shall be deemed an original but all of which shall constitute the same First Amendment.

[SIGNATURE PAGE ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first indicated above.

THERAPEUTICSMD, INC.

By:	/s/ John Milligan
Name:	John Milligan
Title:	President

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Aris Gennadios, Ph.D
Name:	Aris Gennadios, Ph.D
Title:	President, Softgel Technologies